Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

The Barclays Capital Dynamic Hedge Note

Note that is designed to be negatively correlated with the S&P 500® Index

February 2012

Note: The pricing terms of any note offered will be set on the trade date of such note and will be based on the market conditions at the time of such pricing. Investors should carefully invest in any consider such the note offering document that will be produced in connection with any such note including all risk information contained therein before deciding whether to

Introduction to the Dynamic Hedge Note*

A negatively correlated note to the S&P 500® Index that aims to stabilize a portfolio in stressed markets

??Utilizes an enhanced risk-adjusted index (S&P 500® Dynamic VEQTOR Index) and a long volatility/tail risk index (S&P 500® Dynamic VIX Indices)

– Allocates across both indices with quarterly rebalancing

??Potential Benefits

Negative correlation to the US markets which will tend to benefit the investor at times when the US equity markets are stressed Designed to provide positive performance in stressed markets Combines stabilized S&P 500® exposure and a long volatility/ tail risk investment (not pure ‘alpha’ or arbitrage)

??Delivery

Barclays Bank PLC Note

Daily liquidity/daily put to Barclays Bank PLC

??Certain Considerations 1

Note may trail US equity markets in bull markets, which can lead to losses on principal investments Note is subject to the creditworthiness of Barclays Bank PLC

Note is bearish on US equity markets and may not be suitable for investors that believe US equity markets will appreciate.

* The pricing terms of any note offered will be set on the trade date of such note and will be based on the market conditions at the time of such

1. Investors pricing. Investing should carefully in any notes read linked the offering to the indices documents and strategies that will be described provided herein in connection involves with significant any such risks note, . including the risk factors contained, therein, before deciding whether to invest in any such note.

Dynamic Hedge Note

Hypothetical Historical Portfolios with 70%/30% allocation between S&P® 500 Dynamic VIX Futures™ Index and S&P 500® VEQTOR Index with Quarterly Rebalancing



Dynamic Hedged Note
S&P® 500 TR Index
Index Values
800
700
600
500
400
300
200
100
-
Dec-05
Dec-06
Dec-07
Dec-08
Dec-09
Dec-10
Dec-11

1.Source: Bloomberg, Standard & Poor's, Barclays Capital. Data: December 20, 2005 –February7, 2012.
The allocation reflected in the graph above is purely hypothetical and is provided for illustration purposes only. It should not be viewed as an indication or prediction of future returns, or allocations, pricing of notes. The information provide above is hypothetical historical. You should not rely on historical or hypothetical historical information. Such historical and hypothetical historical information is not indicative of future performance. An investment in any notes linked to the Indices (the "Securities") involves significant risk. You should carefully consider the risks of an investment in any Securities, including those discussed above. In addition, you should carefully consider the "Risk Factors" section in the applicable offering documentation for a particular Securities offering, which describes in greater detail risk considerations relating to Securities generally and describes certain additional risks that may be associated with a particular Securities offering.
Disclaimer: The S&P 500® Dynamic VEQTOR™ Index was launched in November 2009, the S&P 500® Dynamic VIX FuturesTM Indices were launched in June 2011. The information prior to launch dates is hypothetical historical. You should not rely on historical or hypothetical historical information. Such historical and hypothetical historical information is not indicative of future performance.

BARCLAYS CAPITAL

Dynamic Hedge Note: Max Monthly Drawdowns/Returns

Hypothetical Historical Portfolios with 70%/30% allocation between S&P® 500

Dynamic VIX FuturesTM Index and S&P 500® VEQTOR Index with Quarterly Rebalancing

90% 70% 50% 30% 10% -10% -30%

Oct-08 Feb-09 Sep-08 Jun-08 Jun-08 Jun-08 Jan-09 May-10 Nov-08 Sep-10

Percent Drawdwon

S&P® 500 TR Index

Dynamic Hedged Note

Dynamic Hedged Note. (Hypothetical Historical Monthly Returns)

Sep-08

Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Year

2006 1.0% -1.6% -2.4% 1.5% 9.3% -2.1% -2.4% 4.6% 4.8% 0.7% 0.1% 2.8% 16.68%

2007 -0.5% -5.2% -0.8% 4.3% 5.3% 2.2% 13.0% 11.4% -3.0% 4.3% 8.2% 0.2% 45.29%

2008 -4.0% -1.2% 1.5% -3.2% 3.0% -5.2% -4.7% 2.2% 14.6% 80.4% 11.9% 1.7% 108.30%

2009 -1.7% -2.9% 11.7% 2.5% -1.3% 0.0% 8.4% 4.2% 0.8% -2.2% 4.5% -1.5% 23.50%

2010 -3.2% -1.8% 7.1% 5.0% 5.5% -1.9% -1.8% 1.2% 5.9% -0.8% -0.4% 1.7% 17.11%

2011 -2.1% -0.1% -3.3% 3.5% -3.5% -2.5% -5.1% 37.7% 8.8% -3.9% 1.8% -2.8% 24.44%

2012 3.8% 1.3% 5.15%

            1 The .Source: allocation Bloomberg, reflected Standard in the graph & Poor’s, above Barclays is purely Capital. hypothetical Data: December and is provided 20, 2005 for – February7, illustration purposes 2012. only. It should not be viewed as an indication or prediction of future returns, or allocations, pricing of notes. performance. The information An provide investment above in is any hypothetical notes linked historical. to the Indices You should (the “Securities”) not rely on involves historical significant or hypothetical risk. You historical should information. carefully consider Such historical the risks and of an hypothetical investment historical in any Securities, information including is not those indicative discussed of future above. In addition, generally you and should describes carefully certain consider additional the risks “Risk that Factors” may be section associated in the with applicable a particular offering Securities documentation offering. for a particular Securities offering, which describes in greater detail risk considerations relating to Securities Disclaimer: The S&P 500® Dynamic VEQTORTM Index was launched in November 2009, the S&P 500® Dynamic VIX FuturesTM Indices were launched in June 2011. The information prior to launch dates is hypothetical historical. You should not rely on historical or hypothetical historical information. Such historical and hypothetical historical information is not indicative of future performance.

Dynamic Hedge Note – Examples of Different Allocations

Hypothetical Historical Portfolios with Quarterly Rebalancing

800 700 600 500 400 300 200 100 -

Dec-05 Dec-06 Dec-07 Dec-08 Dec-09 Dec-10 Dec-11

Index Values

Dynamic Hedge Note Performance i (70:30)

Dynamic Hedge Note Performance ii (50:50)

Dynamic Hedge Note Performance iii (30:70)

(i) 70%/30% allocation between S&P® 500 Dynamic VIX FuturesTM Index and S&P 500® VEQTOR Index (ii) 50%/50% allocation between S&P® 500 Dynamic VIX FuturesTM Index and S&P 500® VEQTOR Index (iii) 30%/70% allocation between S&P® 500 Dynamic VIX FuturesTM Index and S&P 500® VEQTOR Index

            1 The .Source: allocation Bloomberg, reflected Standard in the graph & Poor’s, above Barclays is purely Capital. hypothetical Data: December and is provided 20, 2005 for – February7, illustration purposes 2012. only. It should not be viewed as an indication or prediction of future returns, or allocations, pricing of notes. performance. The information An provide investment above in is any hypothetical notes linked historical. to the Indices You should (the “Securities”) not rely on involves historical significant or hypothetical risk. You historical should information. carefully consider Such historical the risks and of an hypothetical investment historical in any Securities, information including is not those indicative discussed of future above. In addition, generally you and should describes carefully certain consider additional the risks “Risk that Factors” may be section associated in the with applicable a particular offering Securities documentation offering. for a particular Securities offering, which describes in greater detail risk considerations relating to Securities Disclaimer: The S&P 500® Dynamic VEQTORTM Index was launched in November 2009, the S&P 500® Dynamic VIX FuturesTM Indices were launched in June 2011. The information prior to launch dates is hypothetical historical. You should not rely on historical or hypothetical historical information. Such historical and hypothetical historical information is not indicative of future performance.

About the Underlying Indices

S&P 500® Dynamic VEQTOR Index

Aims to provide enhanced risk adjusted returns. The S&P 500® Dynamic VEQTORTM couples a base investment in the S&P 500® Index with an allocation to equity volatility via an investment in the S&P 500® VIX FuturesTM Indices.

500 450 400 350 300 250 200 150 100 50 0

D ec-05 D ec-06 D ec-07 D ec-08 D ec-09 D ec-10 D ec-11

Index Values

S&P 500® VIX Short-Term Futures Index S&P 500® VIX Mid-Term Futures Index S&P 500® Dynamic VIX Futures Index

S&P 500® Dynamic VIX FuturesTM Index

Designed to provide volatility exposure without the high cost of carry associated with VIX products or portfolio protection. Long volatility investment that has a core long mid-term VIX position that allocates between long and short position in short-dated VIX futures in high and low volatility environments respectively.

Index Values

S&P 500® Dynamic VEQTOR Index TR

S&P 500® Dynamic VEQTOR Mid-Term Index TR 100% S&P 500® TR

260 240 220 200 180 160 140 120 100 80 60

Dec-05 Dec-06 Dec-07 Dec-08 Dec-09 Dec-10 Dec-11

1.Source: Bloomberg, Standard & Poor’s, Barclays Capital. Data: December 20, 2005 –Dec 31, 2012.

Disclaimer: The S&P 500® Dynamic VEQTORTM Index was launched in November 2009, The S&P 500® VIX Short-Term and Mid-Term FuturesTM Indices were launched in December 2008 , the S&P 500® Dynamic VIX FuturesTM Indices were launched in June 2011. The information prior to launch dates included above is hypothetical historical. You should not rely on historical or hypothetical historical information. Such historical and hypothetical historical information is not indicative of future performance.

Appendix I

S&P 500® Dynamic VIX Indices: Enhanced Volatility Exposure

S&P 500® Dynamic VIX FuturesTM Index

??The S&P 500 Dynamic VIX Futures Index provides a long volatility position that aims to reduce the cost of carry. Cost of carry is the cost an investor pays to purchase a long volatility position and arises from the VIX FuturesTM futures being in contango.

– Long volatility investment (not pure ‘alpha’ or arbitrage) that:

• Allocates between long and short position in short-dated VIX futures in high and low volatility environments, respectively, combined with a core long mid-term VIX futures position

• Aims to have reactive market signals when switching long/short position in short-dated VIX futures

• Aims to address the cost of holding short-term volatility and provides mid-term volatility’s beta to the VIX® Index

500 450 400 350 300 250 200 150 100 50 0

            D ec-05 D ec-06 D ec-07 D ec-08 D ec-09 D ec-10 D ec-11

S&P 500® VIX Short-Term Futures Index S&P 500® VIX Mid-Term Futures Index S&P 500® Dynamic VIX Futures Index

Index Values

1. The Source: allocation Bloomberg, reflected Standard in the chart & Poor’s, below Barclays is purely Capital. hypothetical Data: December and is provided 20, 2005 for illustration –February7, purposes 2012. only. It should not be viewed as an indication or prediction of future returns.

An should investment carefully in consider any notes the linked “Risk to Factors” the Indices section (the in “Securities”) the applicable involves offering significant documentation risk. You for should a particular carefully Securities consider offering, the risks which of an describes investment in greater in any Securities, detail risk considerations including those relating discussed to Securities above. In generally addition, and you describes certain additional risks that may be associated with a particular Securities offering.

Disclaimer: The S&P 500® VIX Short-Term and Mid-Term FuturesTM Indices were launched in December 2008 the S&P 500® Dynamic VIX FuturesTM Indices were launched in June 2011. The information prior to launch dates is hypothetical historical.

You should not rely on historical or hypothetical historical information. Such historical and hypothetical historical information is not indicative of future performance.

Applications of Volatility

- **S&P 500® VIX Short-Term Futures™ Index:** [1]
  - Has tended to perform better during high or increasing volatility environments
  - Daily trading volumes tend to be higher, suggesting a shorter holding period
  - Higher short interest, suggesting that more investors are taking short positions

- **S&P 500® VIX Mid-Term Futures™ Index:**
  - Has tended to perform better during low or decreasing volatility environments
  - Daily trading volumes tend to be lower, suggesting a longer holding period
  - Lower short interest, suggesting that more investors are long-only



300
250
200
150
100
50
0
Index Values
S&P 500® VIX Short-Term Futures Index (SPVXSTR)
S&P 500® VIX Mid-Term Futures Index (SPVXMTR)
Dec-05
Dec-06
Dec-07
Dec-08
Dec-09
Dec-10
Dec-11

1.Source: Bloomberg, Standard & Poor's, Barclays Capital. Data: December 20, 2005 –February7, 2012.
The allocation reflected in the chart below is purely hypothetical and is provided for illustration purposes only. It should not be viewed as an indication or prediction of future returns.
An investment in any notes linked to the Indices (the "Securities") involves significant risk. You should carefully consider the risks of an investment in any Securities, including those discussed above. In addition, you should carefully consider the "Risk Factors" section in the applicable offering documentation for a particular Securities offering, which describes in greater detail risk considerations relating to Securities generally and describes certain additional risks that may be associated with a particular Securities offering.
Disclaimer: The S&P 500® VIX Short-Term and Mid-Term Futures™ Indices were launched in December 2008. The information prior to launch dates is hypothetical historical.. You should not rely on historical or hypothetical historical information. Such historical and hypothetical historical information is not indicative of future performance.

BARCLAYS CAPITAL

Another Alternative to the S&P 500® VIX Short and Mid-Term FuturesTM Index

Question?:

??Can a dynamic strategy be constructed that provides positive performance during times of equity volatility that has enhanced features compared to S&P 500® VIX Short- and Mid-Term FuturesTM Indices?

One Potential Answer :

??Begin with a core position of S&P 500® VIX Mid-Term FuturesTM Index held in all market circumstances

??During “normal” times of low or decreasing volatility: target an enhanced performance via a short position in S&P 500® VIX Short-Term FuturesTM Index

??During “stressful” times of high or increasing volatility: target a high reactivity by switching to a long position in S&P 500® VIX Mid-Term FuturesTM Index

??Results are not guaranteed. You should carefully consider the risk that the indices and strategies described herein may fail to achieve the objectives that they are designed to accomplish.

Challenges:

??Historically it has been difficult to identify “normal” and “stressful regimes”

??However, the volatility curve has tended to be indicative of the future S&P 500® VIX Short-Term FuturesTM returns and may be a useful indicator

Delivering Efficiency via a Dynamic Investment

S&P 500® Dynamic VIX Futures™ Index

- **Uses the volatility term structure ratio to determine whether to be long or short SPVXSTR**
  - Ratio of 1-month / 3-month Implied volatilities (VIX® Index /VXV® Index)

- **S&P 500® Dynamic VIX Futures™ Index aims to have:**
  - reduced "roll cost" during normal volatility regimes (contango)
  - increased beta to VIX® Index only when volatility is at elevated levels (backwardation)



Contango
Backwardation
Ratio VIX® Index/VXV® Index
<0.9
I. Strong Contango
0.9-1.0
II. Weak Contango
1.0-1.05
III. Weak Backwardation
1.05-1.15
IV. Backwardation
>1.15
V. Strong Backwardation
SPVXSTR
SPVXMTR
70%
-30%
80%
-20%
100%
25%
75%
50%
50%
Allocation

BARCLAYS CAPITAL

Hypothetical ® Historical Performance: TM S&P 500 Dynamic VIX Futures Index

Index Values

500 450 400 350 300 250 200 150 100 50 0

S&P 500® VIX Short-Term Futures Index S&P 500® VIX Mid-Term Futures Index S&P 500® Dynamic VIX Futures Index

D ec-05 D ec-06 D ec-07 D ec-08 D ec-09 D ec-10 D ec-11

S&P 500® Dynamic VIX Futures S&P 500® VIX Mid-Term S&P 500® VIX Short-Term

Index TR Futures Index TR Futures Index TR

YTD Return (2011) 8.82% -7.61% -3.72%

Annual Return 1Y 8.82% -7.61% -3.72%

Annualized Return 3Y 9.77%% -15.06% -54.48%

Annualized Return LTD 27.73% 5.78% -27.28%

Annualized Volatility LTD 26.26% 32.33% 60.98%

Return/Volatility LTD 1.06 0.18 -0.45

Correlation vs S&P500® TR -72% -78% -80%

Correlation vs. VIX® 65% 81% 88%

Disclaimer:             1 .Source: Bloomberg, The S&P 500 Standard ® VIX Short & Poor’s, -Term Barclays and Mid Capital. -Term Futures Data: December TM Indices 20, were 2005 launched – December in December 30, 2011. 2008, the S&P 500® Dynamic VIX FuturesTM Indices were launched in June 2011. The information prior to launch dates included above is hypothetical historical. You should not rely on historical or hypothetical historical information. Such historical and hypothetical historical information is not indicative of future performance. Simulated, modeled, or hypothetical performance results have certain inherent limitations. No representation is being made that any client will or is likely to achieve the hypothetical returns represented above.

Appendix II

S&P 500® Dynamic VEQTOR Indices: Volatility Enhanced Equity Beta

S&P 500® Dynamic VEQTOR™ Indices Overview

The S&P 500® Dynamic VEQTOR™ Indices are investable indices that couple a base investment in the S&P 500® Index with an allocation to equity volatility via an investment in the S&P 500® VIX Futures™ Indices

Overview

- Equity volatility has historically exhibited negative correlation to the equity market during times of stress, making volatility a possible natural hedge for equity downside risk. Hence, the return distribution of a portfolio may be enhanced by an allocation to investable volatility.

- Dynamically allocating between the S&P 500® Index and S&P 500® VIX Futures™ Indices, in a market-risk measured way, may have the added benefits of both enhancing returns during high volatility periods and reducing the cost of carrying volatility during periods of low volatility.

- S&P 500® Dynamic VEQTOR™ Mid-Term Index allocates to mid-term volatility, while the S&P 500® Dynamic VEQTOR™ Index invests in short-term volatility.

How it Works

Realized Volatility Environment Signal
1-month realized volatility of the S&P 500®

The Implied Volatility Trend Signal
5-Day and 20-Day moving averages of the VIX® Index

Realized Volatility Environment	Target Equity / Volatility Allocation		
	Implied Volatility Downtrend	No Implied Volatility Trend	Implied Volatility Uptrend
< 10%	97.5% / 2.5%	97.5% / 2.5%	90% / 10%
10% to 20%	97.5% / 2.5%	90% / 10%	85% / 15%
20% to 35%	90% / 10%	85% / 15%	75% / 25%
35% to 45%	85% / 15%	75% / 25%	60% / 40%
> 45%	75% / 25%	60% / 40%	60% / 40%

Stop Loss
Under certain circumstances, the entire allocation of equity and volatility may be shifted into cash if the index declines by more than 2% in the previous 5 business days

BARCLAYS CAPITAL

VEQTOR with Short- and Mid-Term Volatility

Investing in longer-dated volatility as an equity portfolio hedge tends to give less protection during downside markets when compared with short-term volatility.

At the same time, it has historically tended to be “cheaper” to carry due to lower long-dated VIX futures roll cost during up-trending markets. See Volatility Background Appendix for more details.

260 240 220 200 180 160 140 120 100 80 60

Dec-05 Dec-06 Dec-07 Dec-08 Dec-09 Dec-10 Dec-11

Index Values

S&P 500® Dynamic VEQTOR Index TR

S&P 500® Dynamic VEQTOR Mid-Term Index TR 100% S&P 500® TR

S&P 500® Dynamic S&P 500® Dynamic

VEQTORTM Mid-Term Index VEQTORTM Index S&P 500® TR

Return YTD (2011) 5.00% 17.41% 2.11% Annualized Return 1Y 5.00% 17.41% 2.11% Annualized Return 3Y 14.08% 13.77% 14.11% Annualized Return LTD1 11.24% 15.38% 2.11% Annualized Volatility LTD1 13.21% 11.78% 24.65% Return/Vol Ration LTD 0.85 1.31 0.09 Correlation vs S&P500® TR1 78% 61% 100%

1. Source: Bloomberg, Standard & Poor’s, Barclays Capital. Data: December 20, 2005 – December 30, 2011.

Disclaimer: The S&P 500® Dynamic VEQTORTM Index was launched in November 2009, the S&P 500® Dynamic VEQTORTM Mid-Term Index was launched in February 2011. The information prior to launch dates included above is hypothetical historical. You should not rely on historical or hypothetical historical information. Such historical and hypothetical historical information is not indicative of future performance.

Volatility Background Appendix

Holding a Long VIX Futures Position Can be Costly

The shape of the volatility term structure may affect the profits and losses when rolling VIX futures.

??If the futures curve is in contango, the “roll cost” is negative.

– It is costly to roll a long VIX futures position as it involves selling lower priced nearby contracts and buying higher priced longer-dated contracts.

??If the futures curve is in backwardation, the “roll yield” is positive.

Sample Monthly of Monthly VIX Futures VIX Futures Roll Cost/Yield Roll Cost Yield

Percentage

12.00% 8.00% 4.00% 0.00% -4.00% -8.00% -12.00% -16.00% -20.00% -24.00%

13-Feb-09 13-May-09 13-Aug-09 13-Nov-09 13-Feb-10 13-May-10 13-Aug-10

Daily 1st and 2nd VIX Future % Price difference (S&P 500 VIX Short-Term Futures Index) Daily 4th and 7th VIX Future % Price difference (S&P 500 VIX Mid-Term Futures Index)

1.Source: Bloomberg, Barclays.

Disclaimer: The S&P 500® VIX Short-Term and Mid-Term FuturesTM Indices were launched in December 2008, the S&P 500® Dynamic VIX FuturesTM Indices were launched in June 2011. The information prior to launch dates included above is hypothetical historical. You should not rely on historical or hypothetical historical information. Such historical and hypothetical historical information is not indicative of future performance.

Certain Risks

An investment in any notes linked to the Indices described herein (the “Securities”) involves significant risk. You should carefully consider the risks of an investment in any Securities, including those discussed above. In addition, you should carefully consider the “Risk Factors” section in the applicable offering documentation for a particular Securities offering, which describes in greater detail risk considerations relating to Securities generally and describes certain additional risks that may be associated with a particular Securities offering.

The Strategies Employed by the Indices are not Guaranteed to Succeed. The Indices and any products linked thereto are based on the premise(s) or strategies described above. There is no assurance that any of these premises or strategies will be successful and, accordingly, no assurances can be made that The Indices will appreciate during the term of any securities or products that may be linked to any such Barclays equities indices or underlying reference assets (the “Securities”). The issuance of Securities should not be deemed an assurance or guarantee by Barclays Bank PLC or any of its affiliates that the level of the underlying reference asset will increase, or that the Securities will generate a positive return.

Unpredictable factors may affect notes linked to the Securities, including expectations regarding government, economic, monetary and fiscal policies, inflation and interest rates, economic expansion or contraction, and global or regional political, economic, and banking crises. Market expectations about these events and speculative activity also cause prices to fluctuate. These factors may adversely affect the performance of the Securities or its reference asset.

The Securities will not be secured and are riskier than ordinary debt securities. The Securities will be unsecured obligations of Barclays Bank PLC (“Barclays”) and are not secured debt. Risks of investing in the Securities may include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity.

Investing in the Securities is not equivalent to a direct investment in the Indices. Any investment in the Securities may not be suitable for all investors. The principal invested may be fully exposed to any change in the Indices and investors may lose some or all of their investment in the Securities. The investor should be willing to hold the Securities until maturity. If the investor sells the Security before maturity, the investor may have to do so at a substantial discount from the issue price, and as a result, the investor may suffer substantial losses. The price, if any, at which the investor will be able to sell the Security prior to maturity may be substantially less than the amount originally invested in the Securities, depending upon the level, value or price of the reference asset at the time of the sale.

Markets may become disrupted. Local market disruptions can have a global effect. Market disruption can adversely affect the performance of a reference asset linked to the Securities.

Secondary market. The Securities will not be listed on a national securities exchange, and Barclays is not obligated to make a market in the Securities. There may not be a secondary market for the Securities. If a secondary market exists, prices in that market may be lower than the issue price or purchase price of the Securities.

Credit risk. A decline in Barclays’ creditworthiness will reduce the market value of the Securities. If Barclays becomes insolvent it will not be able to meet its payment obligations under the Securities.

Credit ratings. A rating is not a recommendation as to Barclays’ creditworthiness or the risks, returns or suitability of the Securities. Credit ratings may be lowered or withdrawn without notice.

Prior performance. Hypothetical historical and historical results are not indicative of future performance of the Indices or any related investment. Neither Barclays Bank PLC nor Barclays Capital Inc. makes any representation, assurances or guarantees that an investment in the Securities will achieve returns consistent with historical or hypothetical historical results.

Volatility. The level of change in value of the Securities is its “volatility”. The Securities’ volatility may be affected by performance of the Indices, along with financial, political and economic events and other market conditions.

Complexity. The Securities may be complex and its return may differ from the Indices.

Interest rate risk. The Securities may carry interest rate risk. Changes in interest rates will impact the performance of the Securities. Interest rates tend to change suddenly and unpredictably.

Conflicts of Interest: Barclays Bank PLC and its affiliates play a variety of roles in connection with the issuance of any Securities, including without limitation acting as index sponsor and hedging its obligations under any such Securities. In performing these duties, the economic interests of Barclays Bank PLC and its affiliates are potentially adverse to your interests as an investor in the Securities Hedging. Barclays may at any time establish, maintain, adjust or unwind hedge positions in respect of its obligations under the Securities, but it is not obliged to do so. Hedging activity may adversely affect the value of the S&P 500® Dynamic VEQTOR™ Indices and the performance of the Securities.

Disclaimer

This document has been prepared by Barclays Capital, the investment banking division of Barclays Bank PLC (“Barclays”), and without regard to the particular needs of any specific recipient. All information is indicative only and may be amended, superseded or replaced by subsequent summaries and should not be considered as any advice whatsoever, including without limitation, legal, business, tax or other advice by Barclays. The final terms and conditions of the securities/transaction will be set out in full in the applicable offering document(s) or binding transaction document(s).

This document shall not constitute an underwriting commitment, an offer of financing, an offer to sell, or the solicitation of an offer to buy any securities, financial products or investments pursuant to the strategies described herein (“Products”), which shall be subject to Barclays’ internal approvals. Any offer of sale of any Product may only be made pursuant to final offering documentation and binding transaction documents and is subject to the detailed provisions, including risk considerations, contained therein. No transaction or services related thereto is contemplated without Barclays’ subsequent formal agreement. Barclays is acting solely as principal and not as advisor or fiduciary. Accordingly you must independently determine, with your own advisors, the appropriateness for you of the securities/transaction before investing or transacting. Barclays accepts no liability whatsoever for any consequential losses arising from the use of this document or reliance on the information contained herein.

Barclays does not guarantee the accuracy or completeness of information which is contained in this document and which is stated to have been obtained from or is based upon trade and statistical services or other third party sources. Any data on past performance, modeling or back-testing contained herein is no indication as to future performance. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any modeling or back-testing. All opinions and estimates are given as of the date hereof and are subject to change. The value of any investment may fluctuate as a result of market changes. The information in this document is not intended to predict actual results and no assurances are given with respect thereto.

Strategies or investments of the type described herein may involve a high degree of risk and the value of such strategies or investments may be highly volatile. Such risks include, without limitation, risk of adverse or unanticipated market developments, risk of counterparty or issuer default, risk of adverse events involving any underlying reference obligation or entity and risk of illiquidity. In certain transactions, counterparties may lose their investment or incur unlimited loss. This brief statement does not disclose all risks and other significant aspects in connection with transactions of the type described herein. Prior to transacting, counterparties should ensure that they fully understand (either on their own or through the use of independent expert advisors) the terms of the transaction and any legal, tax or accounting considerations applicable to them.

Barclays Capital and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments) (i) is not intended or written to be used and cannot be used by you for the purpose of avoiding U.S. tax-related penalties and (ii) is written to support the promotion or marketing of the transactions, the Products, or other matters addressed herein. Accordingly you should seek advice based on your particular circumstances from an independent tax advisor.

THIS DOCUMENT DOES NOT DISCLOSE ALL THE RISKS AND OTHER SIGNIFICANT ISSUES RELATED TO AN INVESTMENT IN ANY PRODUCT. PRIOR TO TRANSACTING, POTENTIAL INVESTORS SHOULD ENSURE THAT THEY FULLY UNDERSTAND THE TERMS OF THE PRODUCT AND ANY APPLICABLE RISKS. THIS DOCUMENT IS NOT A PROSPECTUS OR OFFERING DOCUMENT FOR ANY PRODUCT OR SECURITY DESCRIBED HEREIN. INVESTORS SHOULD ONLY TRANSACT ON THE BASIS OF INFORMATION IN THE RELEVANT PROSPECTUS OR OFFERING DOCUMENT (WHICH HAS BEEN OR WILL BE PUBLISHED AND MAY BE OBTAINED FROM BARCLAYS), AND NOT ON THE BASIS OF ANY INFORMATION PROVIDED HEREIN.

Investors should review the related offering documents, including the description of risk factors contained therein, prior to making an investment decision regarding any securities or products referred to herein. Such offering documents will include more complete descriptions of the risks associated with investment securities or products referred to herein. Any investment decision must be based solely on information in the offering documents, such investigations as the investor deems necessary and consultation with the investor’s own legal, regulatory, tax, accounting and investment advisors in order to make an independent determination of the suitability and consequences of an investment in the securities or products referred to herein. Any information provided by Barclays shall not form the primary basis of any investment decision.

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